UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 13, 2015

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.

On January 13, 2015, Mark T. Bertolini, Chairman and Chief Executive Officer of Aetna Inc. (“Aetna,” “we,” “us” or “our”) and other members of Aetna management will meet with investors and analysts before and after a presentation Mr. Bertolini will provide at the 2015 J.P. Morgan Healthcare Conference (the “Conference”) in San Francisco, California. During the presentation and meetings, we expect to:

•
Reaffirm our previously disclosed full-year 2014 operating earnings per share projection of the high end of $6.60 to $6.70 (1) and full-year 2014 operating revenue projection of $57 billion to $58 billion; (2)

•	Report that we project that our year-end 2014 total medical membership will exceed our previously disclosed projection of approximately 23.4 million members;

•	Reaffirm our previously disclosed full-year 2015 operating earnings per share projection of at least $6.90 (1) and full-year 2015 operating revenue projection of at least $62 billion; (2) and

•
Report that based on results of the Medicare Annual Election Period and the Individual Public Health Insurance Exchange ("Public Exchange") open enrollment period to date, we project that our first quarter 2015 Medicare Advantage and Individual Public Exchange membership will exceed our previous projections.

A copy of the slides for the presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Aetna's presentation at the Conference is scheduled to begin at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors, analysts and the general public are invited to listen to the presentation over the Internet via Aetna's Investor Information link at www.aetna.com/investor. The slides for the presentation also will be available via Aetna's Investor Information link at www.aetna.com/investor. A webcast replay will be available via Aetna's Investor Information link at www.aetna.com/investor for 14 days. Website addresses are included for reference only. The information contained on Aetna's website is not part of this Form 8-K and is not incorporated by reference into this Form 8-K.

(1)
Projected full-year 2014 operating earnings and projected full-year 2014 operating earnings per share exclude from net income attributable to Aetna net realized capital gains of $52.2 million ($80.6 million pretax), transaction and integration-related costs of $101.9 million ($154.8 million pretax), a loss on early extinguishment of debt of $59.7 million ($91.9 million pretax) and a release of a litigation-related reserve of $67.0 million ($103.0 million pretax), each reported by Aetna for the nine months ended September 30, 2014. Projected full-year 2014 operating earnings and projected full-year 2014 operating earnings per share also exclude from net income attributable to Aetna estimated after-tax amortization of other acquired intangible assets of approximately $158 million ($243 million pretax), which includes amortization of other acquired intangible assets of $119.4 million ($183.6 million pretax) reported by Aetna for the nine months ended September 30, 2014. Projected operating earnings and projected operating earnings per share in all periods also exclude from net income attributable to Aetna projected integration-related costs related to the Coventry Health Care, Inc. ("Coventry"), InterGlobal group (“InterGlobal”) and bSwift, LLC ("bSwift") acquisitions, any future net realized capital gains or losses, amortization of other acquired intangible assets and other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance. Aetna is not able to project the amount of future net realized capital gains or losses or any such other items (other than projected integration-related costs related to the Coventry, InterGlobal and bSwift acquisitions) and therefore cannot reconcile projected operating earnings to projected net income attributable to Aetna or projected operating earnings per share to projected net income attributable to Aetna per share in any period. Although the excluded items may recur, management believes that operating earnings and operating earnings per share provide a more useful comparison of Aetna's underlying business performance from period to period. After-tax amortization of other acquired intangible assets relates to our acquisition activities, including Coventry, InterGlobal and bSwift. However, this amortization does not directly relate to the underwriting or servicing of products for customers and is not directly related to the core performance of Aetna’s business operations. Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of liabilities. However, these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of Aetna's business operations. In addition, management uses operating earnings to assess business performance and to make decisions regarding Aetna's operations and the allocation of resources among Aetna's businesses. Operating earnings is also the measure reported to the Chief Executive Officer for these purposes. Non-GAAP financial measures we disclose, such as operating earnings, operating earnings per share and operating revenue, should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Projected operating earnings per share for the full year 2014 and 2015 reflect the low end of a range of 359 million to 360 million weighted average diluted shares and a range of 350 million to 352 million weighted average diluted shares, respectively.

(2)
Projected full-year 2014 operating revenue excludes from total revenue net realized capital gains of $80.6 million pretax reported by Aetna for the nine months ended September 30, 2014. Projected operating revenue in all periods also excludes any future net realized capital gains or losses and other items, if any, from total revenue. Aetna is not able to project the amount of future net realized capital gains or losses or any such other items and therefore cannot reconcile projected operating revenue to projected total revenue in any period.

CAUTIONARY STATEMENT; ADDITIONAL INFORMATION -- Certain information in this Form 8-K is forward-looking, including our projections as to operating earnings per share, operating revenue, year-end 2014 total medical membership, first quarter 2015 Medicare Advantage and Individual Public Exchange membership, amortization of other acquired intangible assets and weighted average diluted shares. Forward-looking information is based on management's estimates, assumptions and projections and is subject to significant uncertainties and other factors, many of which are beyond our control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including: unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu or otherwise; changes in membership mix to higher cost or lower-premium products or membership-adverse selection; medical cost increases resulting from unfavorable changes in contracting or re-contracting with providers (including as a result of provider consolidation and/or integration); and increased pharmacy costs (including in our health insurance exchange products)); the implementation of health care reform legislation, including collection of health care reform fees, assessments and taxes through increased premiums; adverse legislative, regulatory and/or judicial changes to or interpretations of existing health care reform legislation and/or regulations; the implementation of health insurance exchanges; the profitability of our public health insurance exchange and Medicare Advantage products, where membership is greater than our initial projections and may have more adverse health status and/or higher medical benefit utilization than we projected; our ability to achieve the synergies and value creation contemplated by the Coventry acquisition; our ability to effectively integrate Coventry's businesses; the diversion of management time on Coventry and/or bSwift integration-related issues; our ability to offset Medicare Advantage and PDP rate pressures; and changes in our future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. Health care reform will continue to significantly impact our business operations and financial results, including our pricing and medical benefit ratios. Components of the legislation will be phased in over the next several years, with the most significant changes occurring in 2014, and we will be required to dedicate material resources and incur material expenses during that time to implement health care reform. Many significant parts of the legislation, including aspects of public health insurance exchanges, Medicaid expansion, enforcement related reporting for the individual and employer mandates, and reinsurance, risk corridor and risk adjustment, require further guidance and clarification at the federal level and/or in the form of regulations and actions by state legislatures to implement the law. In addition, pending efforts in the U.S. Congress to amend or restrict funding for various aspects of health care reform, and litigation challenging aspects of the law continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform will not be known for the next several years. Other important risk factors include: adverse changes in health care reform and/or other federal or state government policies or regulations as a result of health care reform or otherwise (including legislative, judicial or regulatory measures that would affect our business model, restrict funding for or amend various aspects of health care reform, limit our ability to price for the risk we assume and/or reflect reasonable costs or profits in our pricing, such as mandated minimum medical benefit ratios, or eliminate or reduce ERISA pre-emption of state laws (increasing our potential litigation exposure)); adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); our ability to diversify our sources of revenue and earnings (including by expanding our direct-to-consumer sales and capabilities and our foreign operations), transform our business model, develop new products and optimize our business platforms; the success of our Healthagen®, Accountable Care Solutions and health information technology initiatives; adverse changes in size, product or geographic mix or medical cost experience of membership; managing executive succession and key talent retention, recruitment and development; failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, the difficult economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to us; failure to adequately implement health care reform; reputational or financial issues arising from our social media activities, data security breaches, other cybersecurity risks or other causes; the outcome of various litigation and regulatory matters, including audits, challenges to our minimum MLR rebate methodology and/or reports, guaranty fund assessments, intellectual property litigation and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of our payment practices with respect to out-of-network providers and/or life insurance policies; our ability to integrate, simplify, and enhance our existing information technology systems and platforms to keep pace with changing customer and regulatory needs; our ability to successfully integrate our businesses (including Coventry, the InterGlobal group, bSwift and other businesses we may acquire in the future) and implement multiple strategic and operational initiatives simultaneously; our ability to manage health care and other benefit costs; adverse program, pricing, funding or audit actions by federal or state government payors, including as a result of sequestration and/or curtailment or elimination of the Centers for Medicare & Medicaid Services' star rating bonus payments; our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; failure by a service provider to meet its obligations to us; our ability to develop and maintain relationships (including collaborative risk-

sharing agreements) with providers while taking actions to reduce medical costs and/or expand the services we offer; our ability to demonstrate that our products lead to access to quality care by our members; our ability to maintain our relationships with third-party brokers, consultants and agents who sell our products; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; the ability to successfully complete the implementation of our agreement with CVS Caremark Corporation on a timely basis and to achieve projected operating efficiencies for the agreement; a downgrade in our financial ratings; and adverse impacts from any failure to raise the U.S. Federal government's debt ceiling or any sustained U.S. Federal government shut down. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2013 Annual Report on Form 10-K ("Aetna's 2013 Annual Report") on file with the Securities and Exchange Commission (the "SEC"). You also should read Aetna’s 2013 Annual Report and Aetna’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, on file with the SEC, for a discussion of Aetna’s historical results of operations and financial condition.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any Aetna filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Aetna Inc. slide presentation dated January 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: January 13, 2015	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer

Exhibit Number	Description

Exhibit 99.1	Aetna Inc. slide presentation dated January 13, 2015